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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   FORM 8-A

                                ---------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          EASTGROUP PROPERTIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Maryland                                       13-2711135
----------------------------------------          ------------------------------
(State of incorporation or organization)                 (I.R.S. Employer
                                                       Identification No.)

300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi                                        39201-2195
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(Address of principal executive offices)                    (Zip Code)

          If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

          If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-29193.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------------

9.00% Series A Cumulative Redeemable    New York Stock Exchange
Preferred Stock, par value $.0001 per
share

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                             ----------------------------
                                (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

               A description of the 9.00% Series A Cumulative Redeemable Preferred Stock, par value $.0001 per share ("Series A Preferred Stock"), of EastGroup Properties, Inc. (the "Company") shall be contained in a subsequently filed Rule 424(b) Prospectus Supplement, which supplements the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-29193), which became effective on June 23, 1997. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


Item 2.   Exhibits.
          --------

               The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:

     (1) Articles Supplementary of the Company relating to the 9.00% Series A Cumulative Redeemable Preferred Stock of the Company.

     (2) Articles of Incorporation of the Company. (Incorporated by reference to Appendix B to the Company's Proxy Material for its Annual Meeting of Stockholders held on June 5, 1997).

     (3) Bylaws of the Company. (Incorporated by reference to Appendix C to the Company's Proxy Material for its Annual Meeting of Stockholders held on June 5, 1997).


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                                  SIGNATURES
                                  ----------


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                        EASTGROUP PROPERTIES, INC.



                        By:  /s/ N. Keith McKey
                           -------------------------------------------------
                                 N. Keith McKey
                                 Executive Vice President, Chief Financial
                                 Officer, Treasurer and Secretary


DATED:    June 12, 1998



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